UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2014

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	000-51018	23-3016517
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders of The Bancorp, Inc. (the “Company”) was held on May 1, 2014.

(b)	The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.           The election of a Board of Directors. All of the nominees for director were elected for one year terms. With respect to each nominee, the total number of broker non-votes was 2,436,799. The table below sets forth the voting results for each director.

Name of Nominee	Votes For	Votes Withheld
Betsy Z. Cohen	28,768,464	3,203,315
Daniel G. Cohen	26,897,552	5,074,227
Walter T. Beach	27,079,149	4,892,630
Michael J. Bradley	28,599,335	3,372,444

John C. Chrystal	29,295,442	2,676,337
Matthew Cohn	28,700,064	3,271,715

Hersh Kozlov	28,766,064	3,205,715
William H. Lamb	25,991,733	5,980,046
Frank M. Mastrangelo	29,222,097	2,749,682
James J. McEntee III	28,768,197	3,203,582
Mei-Mei Tuan	29,387,648	2,584,131

2.           The non-binding resolution to approve the 2013 compensation program for the named executive officers was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
25,355,582	6,574,248	41,949

There were 2,436,799 broker non-votes on the proposal.

3.           The selection of Grant Thornton LLP as independent public accountants for the fiscal year ending December 31, 2014 was approved by the stockholders by the following vote:

Votes For	Votes Against	Abstentions
33,845,904	557,524	5,150

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary